Exhibit 10.1

Project No. 276219			Subaward Amendment

Awarding Agency	National Institutes of Health (NIH)			Amendment No.	1

PTE/Prime Award No.	5U01NS136023-04			Subaward No	25-A0-00-1016064/OA6690

Pass-Through Entity (PTE)				Subrecipient

NYU Grossman School of Medicine			Entity Name	Clene Nanomedicine, Inc.

grants.office@nyulangone.org			Contact Email	austin@clene.com

Jinsy A. Andrews, MD			Principal Investigator	Benjamin Greenberg, M.D

Project Title	Intermediate-sized Expanded Access Protocol for CNM-Au8 in Amyotrophic Lateral Sclerosis (ALS)

Cumulative Budget Period(s)			Amount Funded This Action		Total Amount of Funds Obligated to Date
(Agreement Start Date)		(End Date of Latest Budget Period)
Start Date:	09/01/2025	End Date:	08/31/2027	$7,214,420.00	$15,258,081.00

Subrecipient Cost Share ☐		Subject to FFATA ☒	Subrecipient UEI	(Unique Entity Identifier - May leave blank if unchanged from prior Agreement)	SPPAJ9E6CK65

Amendment(s) to Original Terms and Conditions This Amendment revises the above-referenced Subaward Agreement as follows:
☒ Additional Budget Period
Additional budget period 09/01/2026 - 08/31/2027 is hereby added to this Subaward.
☐ No Cost Extension

☒ Additional Funding
Additional funding in the amount of $7,214,420.00 is hereby obligated to this Subaward.
☐ Deobligation

Carryover is ________________
☐ Carryover Authorized

☒ Detailed Budget/Scope of Work/Notice of Award Attached (Specify if the budget and Scope of Work are “New”, “Revised”, or “Supplemental” in dropdown or “Other”)
Budget, Budget Justification and NOA is incorporated by attachment to this Amendment.
☒ Other (See Below)

Carryover is not automatic and remains unchanged from the original Subaward.

Direct Costs: $6,273,409  Indirect Costs: $941,011  Total: $7,214,420

F&A rate applied on Modified Total Direct Costs: 15%

The following is added to Attachment 1;

Administrative Capacity, Internal Controls, and Material Changes Disclosure

Subrecipient certifies that it has disclosed, and shall timely disclose during the term of this Subaward, any material change that has affected or could reasonably be expected to affect its capacity to administer this Subaward, including administrative turnover, changes to accounting systems or business processes, or other organizational or compliance-related developments. Collaborator further certifies that it maintains internal controls in complianace with 2 C.F.R. § 200.303, financial management systems consistent with 2 C.F.R. § 200.302, and sufficient administrative capacity to perform and manage the Subaward in accordance with 2 C.F.R. Part 200 and the terms and conditions of the Prime Award. Collaborator acknowledges University’s monitoring obligations under 2 C.F.R. § 200.332 and agrees to provide prompt written notice, and supporting information upon request, concerning any material change relevant to Collaborator’s risk profile, compliance status, or performance under this Subaward.

For clarity: all amounts stated in this amendment are in United States Dollars.
All other terms and conditions of this Subaward Agreement remain in full force and effect.
By an Authorized Official of PTE:				By an Authorized Official of Subrecipient:
			Date		Date
/s/ Samantha Ebel			10/15/2026	/s/ Rob Etherington	10/12/26
Name	Samantha Ebel		Name	Rob Etherington
Title	Senior Director- Research Contracts		Title	CEO, Clene Inc.